UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 31, 2007
(Date of Report/Date of earliest event reported)

BANK MUTUAL CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	000-31207 (Commission File Number)	39-2004336 (IRS Employer Identification No.)
4949 West Brown Deer Road
Milwaukee, Wisconsin 53223
(Address and zip code of principal executive offices)
(414) 354-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 31, 2007, Rick B. Colberg, Bank Mutual Corporation’s Chief Financial Officer, informed the Company that he intends to retire as Chief Financial Officer on or about January 4, 2008.
     The Company expects that it will conduct a search for a new permanent chief financial officer. If a new permanent chief financial officer has not yet been selected by the time of Mr. Colberg’s retirement, on an interim basis, Eugene H. Maurer, Jr. will assume the duties of the Company’s Chief Financial Officer. Mr. Maurer is currently serving as Bank Mutual Corporation’s Senior Vice President and Secretary, and Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Bank Mutual, its wholly-owned subsidiary. Information about Mr. Maurer is included under the caption “Executive Officers of the Registrant” in Part I, following Item 4, of its Form 10-K for the fiscal year ended December 31, 2006, which information is incorporated by reference.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2007	BANK MUTUAL CORPORATION (Registrant)
	By:	/s/ Michael T. Crowley, Jr.
Michael T. Crowley, Jr.
Chairman, Chief Executive Officer and President